Exhibit 23.2



              CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-85000, 33-14641, 33-29850, 33-30417 and 33-62170) and
related Prospectuses pertaining to various stock option plans and in IMC Global Inc.'s Registration Statement (Form S-4 No. 333-40377) and related Prospectus of our report dated January 15, 1997, with respect to the financial statements of IMC-Agrico Company [not presented separately herein] included in the Annual Report (Form 10-K) of Freeport-McMoRan Inc. for the year ended December 31, 1996, as amended by this Form 10-K/A.


                                              /s/ ERNST & YOUNG LLP
                                              ----------------------
                                                 ERNST & YOUNG LLP

Chicago, Illinois
  November 18, 1997